UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2004

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 13, 2004, BearingPoint, Inc. entered into the Sixth Amendment to Credit Agreement, by and among BearingPoint, Inc., the Guarantors, the Banks, and PNC Bank, National Association, as Administrative Agent (the “Sixth Amendment”). The Banks are identified on the signature pages to the Sixth Amendment, which is furnished as Exhibit 99.1 to this report. The Agreement amends the Credit Agreement dated as of May 29, 2002, by and among BearingPoint, Inc., the Guarantors, the Banks, and PNC Bank, National Association, as Administrative Agent. The Sixth Amendment increases the Maximum Leverage Ratio until January 1, 2005 from a 2.50 to 1.0 ratio to 2.85 to 1.0. The Sixth Amendment also increases the limitations on Loans and Investments from BearingPoint, Inc. to its foreign subsidiaries from $150 million to $175 million. In the ordinary course of its business, BearingPoint, Inc. provides consulting services to certain of the Banks. In addition, subsidiaries of certain of the Banks provide various administrative services to BearingPoint, Inc., including services relating to cash management and the company’s employee stock purchase plan.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1	Sixth Amendment to Credit Agreement dated as of September 13, 2004, by and among BearingPoint, Inc., the Guarantors, the Banks, and PNC Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2004	BearingPoint, Inc.

	By:	/s/ Robert S. Falcone
Robert S. Falcone Executive Vice President and Chief Financial Officer